Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and between

Trinity Capital Inc.

and

Keefe, Bruyette & Woods, Inc.

Dated as of January 16, 2020

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 16, 2020, by and between Trinity Capital Inc., a Maryland corporation (the “Company”), and Keefe, Bruyette & Woods, Inc., as the initial purchaser (the “Initial Purchaser”) of $105,000,000 (or $125,000,000 if the Initial Purchaser exercises in full its option to purchase up to $20,000,000 additional aggregate principal amount of the Company’s 7.00 Notes due 20205) aggregate principal amount of the Company’s 7.00% Notes due 2025 (the “Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of January 8, 2020 (the “Purchase Agreement”), between the Company and the Initial Purchaser (i) for the benefit of the Initial Purchaser and (ii) for the benefit of the holders from time to time of the Registrable Notes, including the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser as set forth in Section 6(h) of the Purchase Agreement. The parties hereby agree as follows:

Section 1.               Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Action: As defined in Section 8(a) hereof.

Affiliate: As to any specified Person, as defined in Rule 12b-2 under the Exchange Act.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Controlling Person: As defined in Section 8(a) hereof.

End of Suspension Notice: As defined in Section 5(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

First Supplemental Indenture: The First Indenture, dated as of January 16, 2020, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Notes are to be issued.

Holder: As defined in Section 2(b) hereof.

Indemnified Party: As defined in Section 8(c) hereof.

Indemnifying Party: As defined in Section 8(c) hereof.

Indenture: The Indenture, dated as of January 16, 2020, by and between the Company and the Trustee, pursuant to which the Notes are to be issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof, including by the First Supplemental Indenture.

Initial Placement: The issuance and sale by the Company of the Notes to the Initial Purchaser pursuant to the Purchase Agreement.

Initial Purchaser: As defined in the preamble hereto.

Issuer Free Writing Prospectus: Any offer by the Company relating to the Registrable Notes that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

Liabilities: As defined in Section 8(a) hereof.

Material Event: As defined in Section 6(a)(iv) hereof.

Notes: As defined in the preamble hereto.

Notice and Questionnaire: A written notice delivered to the Company containing substantially the information called for by the Form of Registration Statement Questionnaire attached hereto as Annex A.

Interest Payment Date: As defined in the Indenture and the Notes.

Issue Date: The date of this Agreement, January 16, 2020.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Proceeding: An action (including a class action), claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in a Registration Statement and by all amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Purchaser Indemnitee: As defined in Section 8(a) hereof.

Registrable Notes: Each Note, until the earliest to occur of (a) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement, (b) the date on which such Note does not bear a restricted CUSIP number and is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture and (c) the date on which such Note ceases to be outstanding.

Registration Default: As defined in Section 4 hereof.

Registration Statement: Any registration statement of the Company filed or confidentially submitted with the Commission under the Securities Act that covers the resale, from time to time, of Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus and amendments to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Suspension Event: As defined in Section 5(b) hereof.

Suspension Notice: As defined in Section 5(b) hereof.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Underwritten Offering: As defined in Section 5(a) hereof.

Section 2.               Notes Subject to this Agreement.

(a)                Registrable Notes. The securities entitled to the benefits of this Agreement are the Registrable Notes.

(b)                Holders of Registrable Notes. A Person is deemed to be a holder of Registrable Notes (each, a “Holder”) whenever such Person owns Registrable Notes.

Section 3.               Resale Registration.

(a)            Resale Registration. Unless the filing of the Registration Statement is not permitted by applicable law or Commission policy:

(i)            cause to be filed with or confidentially submitted to the Commission within 180 days after the Issue Date (or if such 180th day is not a Business Day, the next succeeding Business Day) the Registration Statement. In connection with the Registration Statement, the Company shall comply with all the provisions of Section 6(a) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Notes being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Notes in accordance with the intended method or methods of distribution thereof; and

(ii)            (1) use its commercially reasonable efforts to cause such Registration Statement to become or be declared effective at the earliest possible time, but in no event later than 270 days after the Issue Date (or if such 270th day is not a Business Day, the next succeeding Business Day), and (2) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become or be declared effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Registrable Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary or advisable to enable the disposition in such jurisdictions of the Registrable Notes covered by the Registration Statement. The Registration Statement shall be on the appropriate form permitting registration of the Registrable Notes.

The Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective and amended as required by the provisions of Sections 6(a) hereof to the extent necessary to ensure that it is available for resales of Registrable Notes entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until all the Notes covered by such Registration Statement have been sold pursuant to such Registration Statement or are otherwise no longer Registrable Notes.

(b)            Provision by Electing Holders of Certain Information in Connection with the Registration Statement. No Holder of Registrable Notes may include any of its Registrable Notes in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, a completed Notice and Questionnaire (such Holder, an “Electing Holder”). Each Electing Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Electing Holder not materially misleading.

Section 4.              Reserved.

Section 5.              Black-Out Period.

(a)            Subject to the provisions of this Section 5 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Electing Holders, may direct the Electing Holders to suspend sales of the Registrable Notes pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event (x) on more than two occasions during any rolling 12-month period, (y) for more than an aggregate of ninety (90) days in any rolling twelve (12) month period or (z) for more than sixty (60) days in any rolling ninety (90) day period), if (i) the representative of the underwriters or an underwriter in the sale of the Company’s common stock to an underwriter or underwriters for reoffering to the public (including pursuant to a “block trade” or other similar transaction (such offering, an “Underwritten Offering”) has advised the Company that the sale of Registrable Notes pursuant to the Registration Statement would have a material adverse effect on the Company’s Underwritten Offering), (ii) the Company shall have determined in good faith that (A) the offer or sale of any Registrable Notes would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination or other significant transaction involving the Company, (B) upon the advice of counsel, the sale of Registrable Notes pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law or SEC Guidance, and (C) (1) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (2) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (3) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable, or (iii) the Company shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act, (B) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein or (C) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such other action or actions as necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Notes as soon as possible.

(b)            Each Holder agrees by acquisition of a Registrable Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(a)(iv)(D) hereof or in the case of any event that causes the Company to suspend the use of a Registration Statement (each, a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Electing Holders with respect to such Registration Statement to suspend sales of the Registrable Notes and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Notes pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Electing Holder shall deliver to the Company (at the expense of the Company) all copies of the Prospectus covering the Registrable Notes at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Notes pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Electing Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)            Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and shall provide copies of the supplemented or amended Prospectus necessary to resume sales.

Section 6.               Registration Procedures.

(a)            General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Notes, the Company shall:

(i)           use its commercially reasonable efforts to keep such Registration Statement continuously effective for so long as there are Registrable Notes outstanding;

(ii)          upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to become or be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(iii)         prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3, or such shorter period as will terminate when all Registrable Notes covered by such Registration Statement have been sold; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement;

(iv)        advise Electing Holders as promptly as possible and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become or been declared effective; provided, that the availability of such Prospectus or any post-effective amendment on the Commission’s EDGAR database shall be considered notice for the purpose of this Section 6(a)(iv) (B) of any request (but not the nature or details regarding such request), following effectiveness of the Registration Statement, by the Commission for amendments to the Registration Statement or amendments to the Prospectus or for additional information relating thereto (other than any request relating to a review of the Company’s Exchange Act filings), (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event (a “Material Event”) that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading provided, however, that no notice by the Company shall be required pursuant to this clause (D) in the event that the Company either promptly files a prospectus supplement, amendment to the Registration Statement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement or Prospectus, as the case may be, no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Notes under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(v)          furnish without charge to the Initial Purchaser, each Electing Holder named in any Registration Statement that has requested such copies, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments to any such Registration Statement or Prospectus (other than any documents that will be incorporated by reference in such Registration Statement or Prospectus), which documents will be subject to the review and comment of such requesting Electing Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment to any such Registration Statement or Prospectus to which the Initial Purchaser of Registrable Notes covered by such Registration Statement shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of facsimile transmission within such period). The objection of the Initial Purchaser shall be deemed to be reasonable if such Registration Statement, amendment or Prospectus, as applicable, as proposed to be filed, contains a material misstatement or omission;

(vi)         make the Company’s representatives reasonably available to the Initial Purchaser for customary due diligence matters;

(vii)       make available for inspection by representatives of the Electing Holders and Initial Purchaser and any special counsel or accountants retained by such Electing Holders or Initial Purchaser, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the Initial Purchaser, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the Initial Purchaser, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the Initial Purchaser, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the Electing Holders and any Initial Purchaser will use commercially reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(viii)      if requested by any selling Holders listed as selling securityholders in any Registration Statement, promptly incorporate in any Registration Statement or Prospectus, pursuant to a post-effective amendment if necessary, such information as such selling may reasonably request to have included therein; and make all required filings of such post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such post-effective amendment;

(ix)        use its commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered thereby;

(x)          furnish to the Initial Purchaser and each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, if requested, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference), unless, in each case, publicly available;

(xi)         deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment thereto as such Persons reasonably may request, if any; the Company hereby consents to the use of the Prospectus and any amendment thereto by each of the selling Holders, in connection with the offering and the sale of the Registrable Notes covered by the Prospectus or any amendment thereto;

(xii)        prior to any public offering of Registrable Notes, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Registrable Notes under the state securities or blue sky laws of such jurisdictions as the selling Holders, may reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Notes covered by the Registration Statement; provided, however, that the Company shall not be required to (1) register or qualify as a foreign corporation where it is not then so qualified, (2) take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject, or (3) make any changes to its certificate of incorporation or by-laws or other governing documents;

(xiii)       shall issue, upon the written request of any Holder of Notes at least two Business Days prior to the sale of any Notes covered by the Registration Statement and only in connection with any valid sale of Notes by such Holder pursuant to such registration statement (and provided that such Holder delivers such certificates or opinions reasonably requested by the Company in connection with such sale), Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be, free of any restrictive legends, unless required by applicable law, and in such denominations as permitted by the Indenture; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation; provided, that nothing herein shall require the Company to deliver certificated Notes to any beneficial holder of Notes, except as required by the Indenture.

(xiv)       subject to the forms of the Indenture, cooperate with the selling Holders, to facilitate the timely preparation and delivery of certificates or book-entry receipts, as applicable, representing Registrable Notes to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Notes or such book-entry receipts, as applicable, to be in such denominations as permitted by the Indenture and registered in such names as the Holder may request in writing at least two Business Days prior to any sale of Registrable Notes made by such Holders provided, that nothing herein shall require the Company to deliver certificated Notes to any beneficial holder of Notes, except as required by the Indenture;

(xv)       use its commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Notes, subject to the proviso contained in Section 6(a)(xii) hereof;

(xvi)       if a Material Event shall exist or have occurred, prepare a post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii)      otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement); and

(xviii)    cause the Indenture to be qualified under the Trust Indenture Act as of, and not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Registrable Notes to effect such changes to the Indenture as may be required for such Indenture to remain so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(b)            In addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Notes as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any material inaccuracy or material change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Notes or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Notes required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Notes, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

Section 7.               Registration Expenses.

(a)            All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes or is declared effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) hereof, the Holders of Registrable Notes; (v) application and filing fees in connection with listing the Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)            In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Registrable Notes being registered pursuant to the Registration Statement for the reasonable fees and disbursements (in an amount not to exceed $75,000) of not more than one counsel, who shall be Dechert llp or such other counsel as may be chosen by a majority in principal amount of the Registrable Notes held by the Electing Holders at the time outstanding.

Section 8.               Indemnification.

(a)                The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Notes and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, the Initial Purchaser), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”) and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any suit, action, litigation, Proceeding (including any governmental or regulatory investigation), claim or demand by any governmental agency or body, commenced or threatened (each, an “Action”), including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with, (A) with respect to any Registration Statement (or any amendment thereto), any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading or (B) with respect to any Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto), any preliminary Prospectus or any other document used to sell the Registrable Notes, any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify each Purchaser Indemnitee promptly of the institution, threat or assertion of any Action of which it shall have become aware in connection with the matters addressed by this Agreement that involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)                In connection with any Registration Statement in which a Holder of Registrable Notes is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to Actions in respect of untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. The aggregate liability of any Holder pursuant to this paragraph and the contribution sections of this Section 8 shall in no event exceed the net proceeds received by such Holder from sales of Registrable Notes pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c)                If any Action shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice through the forfeiture of substantive rights or defenses), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Action and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Action. Notwithstanding the foregoing, in any such Action, any Indemnified Party shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party has failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not, in the sole judgment of the Indemnified Party, actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party). The Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties. Such separate firm and local counsel shall be designated in writing by those Indemnified Parties who sold a majority in aggregate principal amount of the Registrable Notes sold by all such Indemnified Parties in the transaction subject to such Action. The Indemnifying Party shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of each Indemnified Party from all liability on claims that are the subject matter of such Action and (ii) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d)                If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party, on the one hand, and the Indemnifying Party(ies), on the other hand, in connection with the statements or omissions that resulted in such Liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Notes exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Purchaser Indemnitee shall have the same rights to contribution as such Purchaser Indemnitee, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice through the forfeiture of substantive rights or defenses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                 The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Registrable Notes sold by each of the Purchaser Indemnitees hereunder and not joint.

Section 9.               Rules 144 and 144A. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Registrable Notes to the public without registration, until such date as no Holder owns any Registrable Notes, the Company agrees to:

(a)               make and keep “current public information” available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first Form 10 filed by the Company;

(b)               file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)               if the Company is not required to file reports and other documents under the Securities Act or the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable notes pursuant to, Rule 144 or Rule 144A, and in any event make available (either by e-mailing a copy thereof, by posting on the Company’s website or by press release) to each Holder (and each prospective holder of Registrable Notes, upon request) a copy of:

(i)                 the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

(ii)              the Company’s unaudited quarterly consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(d)               hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and the Initial Purchaser (either by mail, by posting on the Company’s website or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available to, the Initial Purchaser in connection with making Company information available to investors; and

(e)               furnish to the Holders promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Form 10 filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), and (ii) a copy of the most recent annual and quarterly reports of the Company.

Section 10.           Miscellaneous.

(a)                Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof, other than as provided for in that certain registration rights agreement related to the Company’s common stock, par value $0.001 per share (the “Stock Registration Rights Agreement”).

(c)                Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 4 hereof and this Section 10(c)(i), obtained the written consent of Holders of all outstanding Registrable Notes and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Notes (excluding any Registrable Notes held by the Company or its Affiliates); provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(d)                Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

(i)               if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii)               if to the Company:

Trinity Capital Inc.
3075 West Ray Road, Suite 525
Chandler, AZ 85226
Attention: Steven Brown

With a copy to:

Eversheds Sutherland (US) LLP
700 6th St. NW
Washington, DC 20001
Attention: Cynthia M. Krus

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e)                Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Notes from such Holder.

(f)                 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other method of electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i)                 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)                 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)                Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder (excluding those agreements made in Section 5 hereto) between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRINITY CAPITAL INC.

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Chief Executive Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC., as the Initial Purchaser

By:	/s/ Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

Annex A

Form of Registration Statement Questionnaire

In connection with the preparation of the Registration Statement, please provide us with the following information:

2.                  Pursuant to the “Selling Securityholder” section of the Registration Statement, please state the securityholder’s name exactly as it should appear in the Registration Statement:

3.                  Please provide the principal amount of Notes that you or your organization own:

4.                  Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐    Yes    ☐    No

If yes, please indicate the nature of any such relationships below:

5.                  (a) Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of FINRA(see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market, or (c) have you made any outstanding subordinated loans to any FINRA Member?

☐    Yes    ☐    No

If yes, please describe below:

FINRA Member. The term “FINRA member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority (“FINRA”) (FINRA Manual, By-laws Article I, Definitions).

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise (Rule 405 under the Securities Act of 1933, as amended).

Person Associated with a Member of FINRA. The term “person associated with a member of FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with FINRA pursuant to its by-laws (FINRA Manual, By-laws Article I, Definitions).

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons (FINRA Interpretation).